Exhibit 10.1

AMENDMENT #1

TO THE $330,000 PROMISSORY NOTE DATED AUGUST 24, 2017

The parties agree that the $330,000 Fixed Convertible Promissory Note (the “Note”) by and between Ironclad Encryption Corporation (the “Borrower”) and Tangiers Global, LLC (the “Lender”) is hereby amended as follows:

1.

Payment. The Lender shall make a payment to the Borrower of $82,500 of Consideration ($75,000 in cash and $7,500 in an OID) under the Note on or before October 23, 2017.

2.

Use of Proceeds. The Company covenants that it will within,  one month(s) of the Effective Date of this Consideration, it shall use approximately $75,000 of the proceeds in the manner set forth below (the “Use of Proceeds”):

80% for Product Development/Engineering costs and 20% for General and Administration costs.

3.

Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note. Accordingly, the Maturity Date of each payment of Consideration, and the repayment terms for each payment of Consideration, are as set forth in the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated October 20, 2017 by signing below:

/s/ J.D. McGraw

/s/ Michael Sobeck

Ironclad Encryption Corporation

Tangiers Global, LLC

By: J. D. McGraw

By: Michael Sobeck

Its: President and CEO

Its: Managing Member